EXHIBIT 99.1



July 21, 2004


Mr. Donald T. Nicolaisen Chief Accountant Office of the Chief Accountant Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, DC 20549-1103

Via FAX - (202) 942-9656

Dear Mr. Nicolaisen:

Based on discussions with the staff of the Securities and Exchange Commission ("SEC Staff") over the past several months, culminating with a meeting with the SEC Staff on April 29, 2004, we have prepared this letter summarizing the application of FASB Interpretation No. 46 (revised December 2003), Consolidation of Variable Interest Entities ("FIN 46R"), to statutorily required trusts (the "Trusts") utilized by the undersigned registrants in the deathcare industry (the "Registrants"). The information included herein represents our conclusions regarding the accounting for the Trusts under the requirements of FIN 46R. We acknowledge that our accounting conclusions that follow are an industry-specific application of the literature discussed herein and should not be analogized to in other situations. Based on these discussions, we understand the SEC Staff will not object to these conclusions.

Background

A significant component of the Registrants' businesses is the sale on a preneed basis of funeral and cemetery merchandise and services and cemetery interment rights and property. State laws generally require all or a substantial portion of the funds collected for preneed funeral and cemetery merchandise and service contracts to be placed into merchandise and service trusts ("M&S Trusts"). State laws also require a portion of the funds collected from sales of cemetery interment rights and property to be placed into perpetual care trusts ("Care Trusts").

M&S Trusts are required by state statutes and are established explicitly to protect preneed consumers by limiting access by funeral and cemetery operators to the funds until the merchandise is delivered or services are performed. The funds deposited into the M&S Trusts are invested in accordance with the investment requirements established by statute or, where the prudent investor rule is applicable, the trustees' judgment. In exchange for the amounts paid by the customer plus the accumulated earnings on these amounts, the Registrants are contractually obligated to deliver the merchandise or perform the services stipulated by the contract terms.

Mr. Donald T. Nicolaisen
July 21, 2004
Page 2


Economically, the M&S Trust earnings compensate the funeral or cemetery operator for increases in the costs of providing the merchandise or performing the services because funeral and cemetery operators are contractually obligated to provide such merchandise and services in the future at a price established at the time the contract is entered into with the preneed consumer. The assets of the M&S Trusts are not subject to the claims of the Registrants' creditors.

Care Trusts are also required by state statutes and obligate the Registrants to remit a portion of the proceeds from the sale of cemetery interment rights and property to such Care Trusts. Earnings on the Care Trust corpus are used for the perpetual upkeep of the cemetery grounds. Except in very limited circumstances, neither the cemetery operators nor the customers have any right to the Care Trust corpus and the Care Trusts' assets are not subject to the claims of the Registrants' creditors.

Adoption of FIN 46R

Under the provisions of FIN 46R, M&S Trusts and Care Trusts are variable interest entities because the Trusts meet the conditions of paragraphs 5(a) and 5(b)(1) of FIN 46R. That is, as a group, the equity investors (if any) do not have sufficient equity at risk and do not have the direct or indirect ability through voting or similar rights to make decisions about the Trusts' activities that have a significant effect on the success of the Trusts. FIN 46R requires the Registrants to consolidate M&S Trusts and Care Trusts for which the Registrants are the primary beneficiaries (i.e., those for which the Registrants absorb a majority of the Trusts' expected losses). A Registrant is the primary beneficiary of a given Trust whenever a majority of the assets of the Trust are attributable to deposits for customers of the Registrant. If the assets of a given Trust arise as a result of deposits for customers of multiple Registrants or multiple funeral and cemetery operators, such that a majority of the assets of the Trust are not attributable to customers of any single Registrant or single funeral and cemetery operator, then no Registrant would absorb a majority of the Trust's expected losses (i.e., the Trust would not have a primary beneficiary) and the Trust would not be consolidated under the provisions of FIN 46R.

Although FIN 46R requires consolidation of most of the M&S Trusts and the Care Trusts, it does not change the legal relationships among the Trusts, the Registrants and their customers. In the case of the M&S Trusts, the customers are the legal beneficiaries. In the case of the Care Trusts, the Registrants do not have a legal right to the trust assets. For these reasons, upon consolidation of the Trusts, the Registrants are recognizing non-controlling interests in their financial statements to reflect the third party interests in these Trusts in accordance with FASB Statement No. 150, Accounting for Certain Financial Instruments with Characteristics of Both Liability and Equity. As discussed with the SEC Staff, the Registrants are classifying deposits to M&S Trusts as liability non-controlling interests and are classifying deposits to Care Trusts as equity non-controlling interests. The Registrants are continuing to account for amounts received from customers prior to delivery of merchandise or services that are not deposited in either M&S Trusts or Care Trusts as deferred revenue.

Mr. Donald T. Nicolaisen
July 21, 2004
Page 2


In consolidation, the Registrants recognize realized investment earnings of the M&S Trusts within Other income, net. The Registrants then recognize a corresponding expense within Other income, net that represents the realized earnings of those trusts that are attributable to the non-controlling interest holders. The corresponding credit for this expense is Non-controlling interest in funeral and cemetery trusts for M&S Trusts or Non-controlling interest in perpetual care trusts for Care Trusts. The sum of these expenses recorded in Other income, net will offset the realized earnings of such trusts also recognized within Other income, net. Accordingly, the Registrants' income statements are not affected by consolidation of the Trusts in accordance with FIN 46R (i.e., the application of this accounting policy is income statement neutral to the Registrants' financial statements).

To the extent the earnings of the Trusts are distributed prior to the delivery of merchandise and/or services, a corresponding amount of non-controlling interest will be reclassified to deferred revenue, until it is recognizable as revenue. In the case of M&S Trusts, the Registrants recognize as revenues amounts previously attributed to non-controlling interests and deferred revenues upon the performance of services and delivery of merchandise, including earnings accumulated in these trusts. In the case of the Care Trusts, distributable earnings are recognized in cemetery revenues to the extent of qualifying cemetery maintenance costs.

Both the M&S Trusts and the Care Trusts hold investments in marketable securities that generally are classified as available-for-sale by the Registrants under the requirements of FASB Statement No. 115, Accounting for Certain Investments in Debt and Equity Securities ("FAS 115"). In accordance with the provisions of FAS 115, available-for-sale securities of the Trusts are initially recorded at fair value, with unrealized gains and losses excluded from earnings of the Registrants and initially recorded as a component of Accumulated other comprehensive income (loss) in the consolidated balance sheet. By analogy to the guidance in EITF Topic D-41, Adjustments in Assets and Liabilities for Holding Gains and Losses as Related to the Implementation of FASB Statement No. 115 ("Topic D-41"), unrealized gains and losses on available-for-sale securities of the Trusts attributable to the non-controlling interest holders are not recorded as Accumulated other comprehensive income (loss), but are recorded as an adjustment to either Non-controlling interest in funeral and cemetery trusts for M&S Trusts or Non-controlling interest in perpetual care trusts for Care
Trusts. Therefore, unrealized gains and losses attributable to the non-controlling interest holders are reclassified from Accumulated other comprehensive income (loss) to either Non-controlling interest in funeral and cemetery trusts for M&S Trusts or Non-controlling interest in perpetual care trusts for Care Trusts. The gross effect from applying Topic D-41 on the Registrants' Accumulated other comprehensive income (loss) will be disclosed in the Registrants' footnotes to their financial statements, but the Registrants' Accumulated other comprehensive income (loss) on the face of the balance sheet is ultimately not affected by consolidation of the Trusts.

                                    * * * * *

Mr. Donald T. Nicolaisen
July 21, 2004
Page 2


We respectfully thank the SEC Staff for their time and attention over the last several months regarding the application of FIN 46R to the Trusts. This letter sets forth the accounting policies that we, the Registrants, will follow as a result of the adoption of FIN 46R.


Service Corporation International                     Alderwoods Group, Inc.

Stewart Enterprises, Inc.                             Carriage Services, Inc.




cc:  PricewaterhouseCoopers LLP
      KPMG LLP